Exhibit 99.1

NAVISTAR REPORTS FIRST QUARTER RESULTS; EXCEEDS GUIDANCE

WARRENVILLE, Ill. - April 14, 2005 -- Navistar International Corporation (NYSE: NAV), the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, today reported that it earned $20 million, equal to $0.27 per diluted common share, in its first fiscal quarter compared with a net loss of $14 million or ($0.20) per diluted common share in the first quarter a year ago. The company had previously forecast that first quarter profits would be between $0.20 and $0.25 per diluted common share.

Consolidated sales and revenues from the company's manufacturing and financial services operations for the first quarter ended January 31, 2005 totaled $2.6 billion, compared with a restated $1.9 billion in the first quarter of 2004.

Daniel C. Ustian, Navistar chairman, president and chief executive officer, said first quarter results reflect volume improvements tied to strong industry demand and substantially higher heavy truck market share than in the first quarter of 2004.

“We are nearing the end of our second fiscal quarter and industry demand continues strong and our heavy truck market share continues at a high level,” Ustian said

Ustian reiterated that based on the company’s current truck industry volume forecast of 389,500 units, earnings in 2005 should be in the range of at least $4.60 to $5.00 per diluted common share. He said that industry volume is ahead of the company’s forecast and that the forecast and guidance will be reviewed and commented upon during the second quarter conference call.

According to Ustian, forecasting production and earnings is difficult because suppliers may not have the necessary components to support higher industry volume. He noted that the company reported two weeks ago that it was experiencing parts shortages that were creating additional inventory, but believed, based upon recent discussions with suppliers, material constraints should not result in excessive in-process inventory by the end of the second fiscal quarter ending April 30, 2005 and should have no impact on full year earnings as currently projected.

“We anticipate that our overall market share will grow in 2005 and that our earnings will be greater in 2005 than if we had cut production as some of our competitors have done to address the supply issues,” Ustian said. “Our Class 8 market share in the first quarter rose to 19.1 percent from 15.5 percent in the first quarter a year ago.”

Worldwide shipments of International medium and heavy trucks and school buses during the first quarter totaled 28,200 units, compared with 22,500 units in the first quarter of 2004 Class 8 shipments totaled 13,000 units, compared with 7,800 in 2004. Class 6-7 shipments totaled 10,800 units, up from 9,900 in 2004. School bus shipments totaled 4,400 units, down from 4,800 a year earlier as the nation’s school districts continued to struggle with funding issues.

Shipments of diesel engines to other original equipment manufacturers during the quarter totaled 88,800 units, up from 74,500 units in the first quarter of 2004.

The company, producer of International® brand trucks, diesel engines and IC® brand school buses, announced on March 14 that it would be late in reporting first quarter results. The delay in filing the financial results with the Securities and Exchange Commission was related to the restatement of financial information for 2002 and 2003 and the first three quarters of 2004.

Exhibit 99.1 (continued)

The company’s finance subsidiary, Navistar Financial Corporation, is expected to file its first quarter Form 10-Q with the Securities and Exchange Commission early next week followed later in the week by the parent company’s first quarter Form 10-Q filing.

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company produces International® brand commercial trucks, mid-range diesel engines and IC brand school buses and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. With the broadest distribution network in North America, the company also provides financing for customers and dealers. Additionally, through a joint venture with Ford Motor Company, the company builds medium commercial trucks and sells truck and diesel engine service parts. Additional information is available at www.nav-international.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this news release and we assume no obligation to update the information included in this news release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

Conference Call

The company’s conference call with security analysts to discuss the earnings report will be web cast at 10 a.m. CDT today. The web cast can be accessed via the Internet at http://www.shareholder.com/nav/medialist.cfm. Additional information can be found at http://www.nav-international.com/investor, via the financial and investor information link to the overview page.

Exhibit 99.1 (continued)

NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
(Millions of dollars)

	AS OF JANUARY 31

	2005	2004

ASSETS		As Restated

Cash and cash equivalents	$540	$287
Marketable securities	398	297

	938	584
Receivables, net	2,172	2,022
Inventories	866	689
Property and equipment, net	1,403	1,414
Investments and other assets	570	496
Prepaid and intangible pension assets	71	69
Deferred tax asset, net	1,476	1,486

Total assets	$7,496	$6,760

LIABILITIES AND SHAREOWNERS' EQUITY

Liabilities
Accounts payable, principally trade	$1,286	$1,006
Debt: Manufacturing operations	1,306	1,068
Financial services operations	1,543	1,633
Postretirement benefits liability	1,570	1,734
Other liabilities	1,241	1,009

Total liabilities	6,946	6,450

Commitments and contingencies

Shareowners' equity
Series D convertible junior preference stock	4	4
Common stock and additional paid in capital (75.3 million shares issued)	2,085	2,123
Retained earnings (deficit)	(583)	(848)
Accumulated other comprehensive loss	(784)	(775)
Common stock held in treasury, at cost	(172)	(194)

Total shareowners' equity	550	310

Total liabilities and shareowners' equity	$7,496	$6,760

The Statement of Financial Condition includes the consolidated financial results of the company’s manufacturing operations with its wholly owned financial services operations.

Exhibit 99.1 (continued)

NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)
(Millions of dollars, except per share data)

	Three Months Ended January 31

	2005	2004

Sales and revenues		As Restated
Sales of manufactured products	$2,491	$1,886
Finance revenue	62	56
Other income	5	3

Total sales and revenues	2,558	1,945

Costs and expenses
Cost of products and services sold	2,173	1,653
Restructuring and other non-recurring charges	-	4
Postretirement benefits expense	59	61
Engineering and research expense	77	64
Selling, general and administrative expense	176	149
Interest expense	33	32
Other expense	9	7

Total costs and expenses	2,527	1,970

Income (loss) before income taxes	31	(25)
Income tax expense (benefit)	11	(11)

Net income (loss)	$20	$(14)

Earnings (loss) per share
Basic	$0.29	$(0.20)
Diluted	$0.27	$(0.20)

Average shares outstanding (millions)
Basic	70.1	69.2
Diluted	76.3	69.2

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